SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)                  August 2, 2004



                                 PEOPLES BANCORP
--------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)



      Indiana                          000-18991                    35-1811284
--------------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission                 (IRS Employer
     of Incorporation)                File Number)           Identification No.)


212 West 7th Street, Auburn, Indiana                                     46706
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:               (260) 925-2500
                                                                  --------------



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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                                 PEOPLES BANCORP
                                AND SUBSIDIARIES



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) The following exhibit is filed herewith:

              Exhibit 99            Press Release dated July 28, 2004


ITEM 9.  REGULATION D DISCLOSURE

     On July 28, 2004, Peoples Bancorp issued a press release announcing its Unaudited financial results for the quarter and 9 months ended June 30, 2004. A copy of the press release is attached to this Report as an exhibit and is incorporated herein by reference. The attached exhibit is furnished pursuant to
Item 12 of Form 8-K.



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                                 PEOPLES BANCORP
                                AND SUBSIDIARIES

                                   SIGNATURES


Under the  requirements  of the Securities  Exchange Act of 1934, the Registrant

has duly  caused  this  Report  to be signed  on its  behalf by the  undersigned thereunto duly authorized.



Date:    August 2, 2004                                s/Maurice F. Winkler, III
                                                       Maurice F. Winkler, III
                                                       Chief Executive Officer


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                                                                      Exhibit 99


                                         Date:           July 27, 2004
For Immediate Release                    NASDAQ Symbol:  PFDC
                                         Contact:        Maurice F. Winkler, III
                                         Phone:          260-925-2500


Peoples Bancorp Report Earnings

     Auburn, Indiana - Peoples Bancorp, the holding company for Peoples Federal Savings Bank and First Savings Bank, reported quarterly earnings of $1,135,804 or .33 cents per share at June 30, 2004 compared to $1,502,968 or .43 cents per share for the same period a year earlier.

     For the nine-month period ended June 30, 2004, net income was $3,521,076 or $1.04 per share compared to $4,394,164 or $1.28 per share last year. Return on assets (ROA) for the nine months was .96% and, return on equity (ROE) was 7.01% according to Maurice F. Winkler, III, Chief Executive Officer.

     During the nine months, total assets decreased slightly from $502,920,006 to $493,495,649. Asset quality remained high with loan delinquencies at 0.81% of total loans at the end of March, a figure that is well below the industry norm. Although the Banks have consistently reported high asset quality, they maintain allowances for loan losses inherent within the loan portfolio, which at June 30, 2004 was 0.56% of total loans or 70% of nonperforming loans.

     At the end of June, shareholders equity stood at $63.4million or 12.85% of total assets. The book value of the Peoples Bancorp's stock stood at $18.82, and the closing price of Peoples Bancorp stock was $23.30 as of July 26, 2004.

     Peoples Bancorp stock is traded on the NASDAQ National Market System as PFDC. Peoples Bancorp's subsidiaries are Peoples Federal Savings Bank and First Savings Bank. Peoples Federal Savings Bank has offices in Auburn, Columbia City
(2), LaGrange, Kendallville, Garrett, Avilla, Topeka and Waterloo, Indiana. First Savings Bank has offices in Howe and Middlebury, Indiana and, Three Rivers
(2), Union and Schoolcraft, Michigan.


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             SELECTED CONSOLIDATED FINANCIAL DATA OF PEOPLES BANCORP

                                     June 30,    September 30,    June 30,
                                       2004           2003          2003
                                   ------------  -------------  ------------
Balance Sheet Data:
   Total assets                    $493,495,649   $502,920,006  $501,183,929
   Loans receivable, net            361,839,803    356,953,361   366,070,351
   Investments and other
      interest earning assets       103,122,763    117,585,991   112,518,085
   Deposits                         372,333,459    380,115,884   376,298,780
   Stockholders' equity              63,434,060     63,924,854    63,471,292
   Non-performing loans and REO       2,887,000      3,983,000     3,520,000
   Equity to assets ratio                 12.85%        12.71%        12.66%
   Book value per share                  $18.82        $18.68        $18.52

                                     Three Months Ended   Nine Months Ended
                                         June 30,            June 30,
                                   --------------------- -----------------------
Operating Data:                        2004       2003       2004       2003
                                   ---------- ---------- ----------- -----------
Interest income                    $6,592,868 $7,240,980 $20,150,992 $22,759,157
Interest expense                    2,542,286  2,874,364   7,783,207   9,391,657
                                    --------- ---------- ----------- -----------
Net interest income                 4,050,582  4,366,616  12,367,785  13,367,500
Provision
   for losses on loans                 21,121     71,973     104,118     457,179
                                    --------- ---------- ----------- -----------
Net interest income after provision
   for losses on loans              4,029,461  4,294,643  12,263,667  12,910,321
Other income                          558,481    728,827   1,626,270   2,066,352
Other expenses                      2,865,453  2,711,252   8,508,576   8,180,209
                                    --------- ---------- ----------- -----------
Income before income taxes          1,722,489  2,312,218   5,381,361   6,796,464
Income tax expense                    586,685    809,250   1,860,285   2,402,300
                                    --------- ---------- ----------- -----------
Net income                          1,135,804  1,502,968   3,521,076   4,394,164
                                    ========= ========== =========== ===========

Basic  income per common share          $0.34     $0.44      $1.04     $1.28
Diluted income per common share         $0.33     $0.43      $1.03     $1.27
Dividends per common share              $0.17     $0.16      $0.51     $0.48

Other Data:
Average yield
   on all interest-earning assets       5.60%     6.13%      5.67%     6.43%
Average cost
   of all interest-bearing liabilities  2.36%     2.62%      2.39%     2.84%
                                        -----     -----      -----     -----
Interest rate spread                    3.24%     3.51%      3.28%     3.59%

Return on assets (net income divided by
   average total assets)                0.92%     1.20%      0.96%     1.17%
Return on equity (net income divided
   by average total equity)             7.06%     9.53%      7.01%     9.43%
Dividend payout ratio
   (dividends per common share divided
     by net income per common share)   50.46%    36.36%     48.83%    37.50%